UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

POSITIVEID CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 4, 2012, PositiveID Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”). Pursuant to the terms of the Purchase Agreement, the Company sold to the Purchasers $2.5 million aggregate principal amount of unsecured, senior convertible notes (the “Notes”) and warrants to purchase up to 53,191,489 shares of the Company’s common stock at an exercise price of $0.052 per share (the “Warrants”). The closing of the offering is contingent upon the Securities and Exchange Commission declaring a registration statement covering the shares of the Company’s common stock issuable under the terms of the Notes and the Warrants effective.

In connection with the financing, we agreed to pay the placement agent a fee of $175,000 plus up to $50,000 to reimburse legal fees and expenses, and have agreed to issue to the placement agent warrants to purchase up to 1,595,745 shares of the Company’s common stock at an exercise price of $0.052 per share, subject to similar conditions as the Warrants. In addition, we agreed to pay the Purchasers up to $65,000 to reimburse their legal fees and expenses incurred in connection with the financing.

The Purchase Agreement provides, among other things, that the Company will (i) not issue any securities for ninety days after the issuance of the Notes and Warrants, subject to certain exceptions, (ii) not enter into a variable rate transaction at any time while the Notes are outstanding, and (iii) for a period of three years from the date of the Purchase Agreement, allow the Purchasers to participate in the purchase of their respective pro rata portion of no less than 40% of the securities offered by the Company in any future financing transactions.

Description of the Notes

The Notes mature on the first anniversary date of the issuance and accrue interest at a rate of 10% per annum, payable monthly. The Company is required to repay the Notes in monthly installments (the date of each such installment payment being an “Installment Date”), and may elect to pay monthly principal and interest amortization payments in cash or shares of common stock, subject to the satisfaction of certain conditions. If the Company is not permitted to deliver shares of common stock with respect to an Installment Date due to a failure to satisfy any of the conditions, the Company must pay the applicable portion of the principal and interest amounts in cash, unless the conditions are waived by the Purchasers.

The Notes are convertible at any time, in whole or in part, at the option of the Purchasers, into shares of the Company’s common stock at a price per share (the “Conversion Price”) equal to $0.047, subject to certain price-based and other anti-dilution adjustments. However, the Notes may not be converted if, after giving effect to the conversion, any Purchaser, together with its affiliates, would beneficially own in excess of 9.99% of the outstanding shares of the Company’s common stock (the “Maximum Percentage”).

If the Company makes a monthly amortization payment in shares of common stock, the number of shares to be issued will be determined by dividing the amount of such payment by the lesser of the then-current Conversion Price and the Company Conversion Price (as described below) on the Installment Date. The Company Conversion Price is equal to the lower of:

•	the Conversion Price; and
•	the price equal to the product of:
o	the average of the three lowest volume-weighted average prices of the Company’s common stock during the 20 consecutive days before the Installment Date, and
o	the lower of:
▪	The Installment Percentage, as defined below, on the Installment Date; and
▪	The Installment Percentage as of the trading day immediately before the delivery of the installment notice.

The Installment Percentage is 80% if our common stock is trading on an eligible market and exceeds $0.65 per share for at least 20 consecutive trading days, or 75% if otherwise. Six months after the issuance date of the Notes, the Conversion Price will be reset if the Conversion Price then in effect is greater than the Company Conversion Price.

The Notes contain certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, the Company will not incur any indebtedness, permit liens on its properties (other than permitted liens under the Notes), make dividends or transfer certain assets. Events of default under the Notes include, among others, failure to pay principal or interest on the Notes or comply with certain covenants under the Notes. Upon an event of default, the Purchaser may require the Company to redeem all or any portion of the outstanding principal amount of the Notes for a price equal to the greater of (a) either 100% or 120%, depending on the type of event of default, of the principal amount being redeemed (the “Redemption Premium”), and (b) the number of shares issuable upon conversion of the amount being redeemed at the Conversion Price multiplied by the product of (i) the applicable Redemption Premium; and (ii) the highest closing sale price of the Company’s common stock on any trading day during the period beginning on the date immediately before the event of default and ending on the date of redemption.

Description of the Warrants

The Warrants are exercisable at any time on or after the date of the issuance of the Warrants and entitle the Purchasers to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable at a price (the “Exercise Price”) equal to $0.052 per share, subject to certain price-based and other anti-dilution adjustments. The Warrants may not be exercised if, after giving effect to the conversion, any Purchaser together with its affiliates would beneficially own in excess of the Maximum Percentage. Eighteen months after we issue the Warrants, the Exercise Price will be reset if the Exercise Price then in effect is greater than the Adjusted Exercise Price (as defined below).

The Adjusted Exercise Price is equal to the lower of:

•	the Exercise Price; and
•	the product of:
o	the average of the three lowest volume-weighted average prices of our common stock during the twenty consecutive trading days ending on and including the date of determination; and
o	the applicable Installment Percentage (as defined in the Notes).

Registration Rights Agreement

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchasers pursuant to which the Company agreed to register the shares of common stock underlying the Notes and Warrants. The Company has six trading days, or until June 12, 2012, to get the registration statement effective with the Securities and Exchange Commission.

The foregoing descriptions of the Warrants, the Placement Agent Warrants, the Notes, the Purchase Agreement, and the Registration Rights Agreement are summaries, and are qualified in their entirety by reference to such documents, which were filed as Exhibits 4.2, 4.3, 4.4, 10.74 and 10.75, respectively, to Amendment No. 2 to the Form S-1 Registration Statement filed with the Securities and Exchange Commission on June 5, 2012, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Notes and Warrants were offered and will be sold, subject to the Securities and Exchange Commission declaring a registration statement covering the shares of the Company’s common stock issuable under the terms of the Notes, the Warrants and the Placement Agent Warrants effective, to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 31, 2012, the Company held an Annual Meeting of Stockholders to:

(1)  Elect five directors to hold office until the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The results of the vote to elect five directors were as follows:

Name of Director	For	Withheld

William J. Caragol	55,529,151	1,285,354

Jeffrey S. Cobb	55,576,667	1,237,838

Barry M. Edelstein	55,569,775	1,244,730

Michael E. Krawitz	55,367,203	1,447,302

Ned L. Siegel	55,552,975	1,261,530

(2) Approve an amendment to the PositiveID Corporation 2011 Stock Incentive Plan to increase the number of authorized shares of common stock issuable under the plan from 6 million to 25 million.   The proposal received 53,236,616 votes for, 3,385,354 votes against, 192,535 abstentions and 34,490,694 broker non-votes; and

(3)  Approve and adopt an amendment to the Company’s certificate of incorporation to increase the total number of authorized shares of the Company’s capital stock from 75 million shares, of which 70 million shares are common stock, to 475 million shares, of which 470 million shares are common stock.  The proposal received 77,717,104 votes for, 13,214,178 votes against, 373,917 abstentions and no broker non-votes.

Each of the proposals was approved by the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

4.2	Form of Warrant (incorporated by reference from the Form S-1 previously filed by PositiveID Corporation on June 5, 2012).

4.3	Form of Placement Agent Warrant (incorporated by reference from the Form S-1 previously filed by PositiveID Corporation on June 5, 2012).

4.4	Form of Secured Convertible Note (incorporated by reference from the Form S-1 previously filed by PositiveID Corporation on June 5, 2012).

10.74
Securities Purchase Agreement, dated as of June 4, 2012, between PositiveID Corporation and the investors named therein (incorporated by reference from the Form S-1 previously filed by PositiveID Corporation on June 5, 2012).

10.75
Registration Rights Agreement, dated as of June 4, 2012, between PositiveID Corporation and the investors named therein (incorporated by reference from the Form S-1 previously filed by PositiveID Corporation on June 5, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: June 5, 2012
/s/ Bryan Happ
Bryan D. Happ
Chief Financial Officer